EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS'

     As Independent Public Accountants, we hereby consent to the use of our reports for ResortQuest International, Inc. dated March 11, 1998; Hotel Corporation of the Pacific, Inc., dated February 6, 1998; Brindley & Brindley Realty Development, Inc. and B & B on the Beach, Inc., dated January 30, 1998; Coastal Resorts Management Inc. and Coastal Resorts Realty, L.L.C., dated January 29, 1998, and Interstate Realty Co., Inc. and Sea Colony Management, Inc., dated January 29, 1998; First Resort Software, Inc. dated January 30,
1998; Houston and O'Leary Company dated January 30, 1998; The Maury People, Inc., dated January 30, 1998; Howey Acquisition, Inc. dated January 30, 1998; Priscilla Murphy Realty, Inc. dated January 30, 1998; Resort Property Management, Inc. dated January 30, 1998, Telluride Resort Accommodations, Inc. dated January 30, 1998; and Trupp-Hodnett Enterprises, Inc. and THE Management Company, dated January 16, 1998, and all references to our Firm included in or made a part of this Registration Statement.


Arthur Andersen LLP
Houston, TX
April 24, 1998